EXHIBIT 23.2

                        Consent of Independent Auditors

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Virginia Beach Federal Financial Corporation
2101 Parks Avenue
Virginia Beach, Virginia  23451

      We consent to the use of our report, incorporated herein by reference, relating to the statement of financial condition of Virginia Beach Federal Financial Corporation as of December 31, 1995, and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended and to the reference to our firm under the heading "Experts" in the prospectus.




                               /s/KPMG Peat Marwick LLP
                               KPMG Peat Marwick LLP




Richmond, Virginia
February 24, 1997